Exhibit 1.1

EXECUTION VERSION

3,500,000 Class A Subordinate Voting Shares

MDC Partners Inc.

UNDERWRITING AGREEMENT

May 13, 2014

BMO Capital Markets Corp.

3 Times Square

New York, New York 10036

Ladies and Gentlemen:

MDC Partners Inc., a corporation continued under the laws of Canada (the “Company”), and the person listed on Schedule I hereto (the “Selling Shareholder”), confirm their respective agreements with BMO Capital Markets Corp. (the “Underwriter”) with respect to the sale by the Selling Shareholder and the purchase by the Underwriter of 3,500,000 Class A Subordinate Voting Shares (the “Firm Shares”) of the Company, no par value per share (such series of capital stock of the Company, the “Class A Shares”). The Selling Shareholder has also agreed to grant to the Underwriter an option (the “Option”) to purchase up to an additional 525,000 Class A Shares (the “Option Shares”) on the terms set forth in Section 1(b). The Firm Shares and the Option Shares are hereinafter collectively referred to as the “Shares.”

The purchase price per share for the Shares to be paid by the Underwriter shall be agreed upon by the Company, the Selling Shareholder and the Underwriter, and such agreement shall be set forth in a separate written instrument substantially in the form of Exhibit A hereto (the “Price Determination Agreement”). The Price Determination Agreement may take the form of an exchange of any standard form of written telecommunication among the Company, the Selling Shareholder and the Underwriter, and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the Shares shall be governed by this Agreement, as supplemented by the Price Determination Agreement. From and after the date of the execution and delivery of the Price Determination Agreement, this Agreement shall be deemed to incorporate, and, unless the context otherwise indicates, all references contained herein to “this Agreement” and to the phrase “herein” shall be deemed to include, the Price Determination Agreement.

The Company and the Selling Shareholder confirm as follows their agreement with the Underwriter:

1. Agreement to Sell and Purchase.

(a) Purchase of Firm Shares. On the basis of the representations, warranties and agreements herein contained and subject to all the terms and conditions of this Agreement, the Selling Shareholder agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Selling Shareholder, at the purchase price per share to be agreed upon by the Selling Shareholder and the Underwriter in accordance with Section 1(c) hereof and as set forth in the Price Determination Agreement, the Firm Shares.

(b) Purchase of Option Shares. Subject to all the terms and conditions of this Agreement, the Selling Shareholder grants the Option to the Underwriter to purchase up to 525,000 Option Shares at the same price per share as the Underwriter shall pay for the Firm Shares. The Option may be exercised in whole or in part at any time on or before the 30th day after the date of this Agreement, upon written notice (the “Option Shares Notice”) by the Underwriter to the Selling Shareholder no later than 12:00 noon, New York City time, at least two and no more than five business days before the date specified for closing in the Option Shares Notice (the “Option Closing Date”) setting forth the aggregate number of Option Shares to be purchased and the time and date for such purchase. On the Option Closing Date, the Selling Shareholder shall sell to the Underwriter the number of Option Shares set forth in the Option Shares Notice and the Underwriter shall purchase from the Selling Shareholder such Option Shares.

(c) Price Determination Agreement. The purchase price per share for the Firm Shares to be paid by the Underwriter shall be set forth in the Price Determination Agreement. In the event the Price Determination Agreement has not been executed by the close of business on the fourteenth business day following the date of this Agreement, this Agreement shall terminate forthwith, without liability of any party to any other party except that Sections 5(k), 5(l) and 7 shall remain in effect.

2. Delivery and Payment.

(a) Closing. Delivery of the Firm Shares shall be made to the Underwriter through the facilities of The Depository Trust Company (“DTC”) for the account of the Underwriter against payment of the purchase price by wire transfer of immediately available funds to the order of the Selling Shareholder at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Ave, New York, NY 10017 (or such other place as may be agreed upon among the Underwriter, the Selling Shareholder and the Company). Such payment shall be made at 9:00 a.m., New York City time, on the third business day (the fourth business day, should the offering be priced after 4:00 p.m., New York City time) after the date on which the first bona fide offering of the Firm Shares to the public is made by the Underwriter or at such time on such other date, not later than ten business days after such date, as may be agreed upon by the Underwriter, the Selling Shareholder and the Company (such date is hereinafter referred to as the “Closing Date”).

(b) Option Closing. To the extent the Option is exercised, delivery of the Option Shares against payment by the Underwriter (in the manner and at the location specified above) shall take place at the time and date (which may be the Closing Date) specified in the Option Shares Notice.

(c) Electronic Shares. Electronic transfer of Shares shall be made at the time of purchase in such names and in such denominations as the Underwriter shall specify.

(d) Tax Stamps. The cost of tax stamps, if any, in connection with the sale and delivery of the Shares by the Selling Shareholder to the Underwriter shall be borne by the Selling Shareholder. The Selling Shareholder shall pay and hold the Underwriter and any subsequent holder of the Shares harmless from any and all liabilities with respect to or resulting from any failure or delay in paying Federal and state stamp and other transfer taxes, if any, which may be payable or determined to be payable in connection with the sale or delivery to the Underwriter of the Shares.

3. Representations and Warranties of the Company. The Company represents and warrants to, and covenants with, the Underwriter as follows:

(a) Compliance with Registration Requirements. A registration statement on Form S-3 (Registration No. 333-194445) relating to the Shares, including a preliminary prospectus and such amendments to such registration statement as may have been required to the date of this Agreement, has been prepared by the Company under the provisions of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations (collectively referred to as the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder, and has been filed with the Commission. The term “preliminary prospectus” as used herein means a preliminary prospectus as contemplated by Rule 430, Rule 430A or Rule 430B of the Rules and Regulations included at any time as part of, or deemed to be part of or included in, the registration statement. The term “Registration Statement” means the registration statement as amended at the time it becomes or became effective, including financial statements and all exhibits and any information deemed to be included therein by Rule 430A, Rule 430B or Rule 430C of the Rules and Regulations, as applicable. If the Company files a registration statement to register a portion of the Shares and relies on Rule 462(b) of the Rules and Regulations for such registration statement to become effective upon filing with the Commission (the “Rule 462 Registration Statement”), then any reference to the “Registration Statement” shall be deemed to include the Rule 462 Registration Statement, as amended from time to time. The term “Prospectus” means the final prospectus in connection with this offering as first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations or, if no such filing is required, the form of final prospectus included in the Registration Statement at the effective date. Any reference herein to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or in respect of the Registration Statement, other information deemed by the Rules and Regulations to be a part of or included therein, on or before the initial effective date or the date of such preliminary prospectus or the Prospectus, as the case may be. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act which is incorporated by reference therein, or in respect of the Registration Statement, such other information deemed by the Rules and Regulations to be a part of or included therein, after the initial effective date, or the date of the preliminary prospectus or the Prospectus, as the case may be. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405 of the Rules and Regulations).

(b) Effectiveness of Registration. The Registration Statement, any Rule 462 Registration Statement and any post-effective amendment thereto have been declared effective by the Commission under the Act or have become effective pursuant to Rule 462 under the Rules and Regulations. The Company has responded to all requests, if any, of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement or any Rule 462 Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are threatened by the Commission.

(c) Accuracy of Registration Statement. Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, at the time it became effective and at all subsequent times, complied and will comply in all material respects with the Act and the Rules and Regulations, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date and at all subsequent times, complied and will comply in all material respects with the Act and the Rules and Regulations, and did not or will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, in the light of the circumstances under which they were made. Each preliminary prospectus (including the preliminary prospectus or prospectuses filed as part of the Registration Statement or any amendment thereto) complied when so filed in all material respects with the Rules and Regulations, and each preliminary prospectus and the Prospectus delivered to the Underwriter for use in connection with this offering is identical to the electronically transmitted copies thereof filed with the Commission on EDGAR, except to the extent permitted by Regulation S-T. The foregoing representations and warranties in this Section 3(c) do not apply to any statements or omissions made in reliance on and in conformity with information relating to the Underwriter furnished in writing to the Company by the Underwriter specifically for inclusion in the Registration Statement or Prospectus or any amendment or supplement thereto. For all purposes of this Agreement, the fourth paragraph under the heading “Underwriting” relating to commissions and discounts, the information in the eighth and ninth paragraphs under the heading “Underwriting” relating to price stabilization and short positions, and the information in the eleventh paragraph under the heading “Underwriting” relating to electronic offer, sale and distribution of Shares, in each case contained in the preliminary prospectus and the Prospectus, constitute the only information relating to the Underwriter furnished in writing to the Company by the Underwriter specifically for inclusion in the preliminary prospectus, the Registration Statement or the Prospectus.

(d) Documents Incorporated by Reference. The documents incorporated or deemed incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, conformed and will conform in all material respects to the requirements of the Exchange Act, and, when read together with the other information in the Prospectus, at the time the Registration Statement and any amendments thereto become effective and at the Closing Date, will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(e) Company Not Ineligible Issuer. At the earliest time after the filing of the Registration Statement relating to the Shares that the Company or another person acting on its behalf (within the meaning of Rule 163(c) of the Rules and Regulations) made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Rules and Regulations, the Company was not an “ineligible issuer” (as defined in Rule 405 of the Rules and Regulations).

(f) Disclosure at the Time of Sale. As of the Applicable Time, neither (i) (A) the Issuer General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time, (B) the preliminary prospectus(es) related to this offering and (C) the information contained on Schedule II hereto, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the General Disclosure Package based upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of the Underwriter consists of the information described as such in Section 3(c) hereof.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 9:15 a.m., New York City time, on May 13, 2014 or such other time as agreed by the Selling Shareholder, the Company and the Underwriter.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Rules and Regulations, relating to the Shares.

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule III hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

(g) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein and any information in a preliminary prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 3(c) hereof. If at any time following the issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement relating to the Shares or included or would include an untrue statement of material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in light of the circumstances prevailing at that subsequent time, not misleading, the Company has promptly notified or will promptly notify the Underwriter and has promptly amended or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement, or omission.

(h) Distribution of Offering Material by the Company. The Company has not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Underwriter’s distribution of the Shares, any offering material in connection with the offering or sale of the Shares other than the Registration Statement, the preliminary prospectus, the Permitted Free Writing Prospectuses reviewed and consented to by the Underwriter and included in Schedule III hereto, and the Prospectus.

(i) Well-Known Seasoned Issuer. (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus) and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Rules and Regulations) made any offer relating to the Shares in reliance on the exemption of Rule 163 under the Rules and Regulations, the Company was and is a “well-known seasoned issuer” (as defined in Rule 405 of the Rules and Regulations).

(j) No Material Adverse Changes. Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus; and, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, there has not been any change in the capital stock (other than issuances of capital stock pursuant to existing employment agreements, stock option, restricted stock grant agreements, restricted stock unit agreements and stock appreciation rights and other employee benefit plans in the ordinary course of business or pursuant to earn-outs or upon conversions of convertible securities, as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus) or long-term debt of the Company or any of its subsidiaries, or any material adverse change in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries (a “Material Adverse Change”), or any development involving a prospective Material Adverse Change, otherwise than as set forth or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus.

(k) Real Property. The Company and its subsidiaries have good and marketable title in fee simple to all real property (if any) and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Registration Statement, the General Disclosure Package and the Prospectus, or such liens, encumbrances and defects which would not reasonably be expected to have a material adverse effect on the current or future condition (financial or otherwise), business or results of operations of the Company and its subsidiaries, taken as a whole (“Material Adverse Effect”); and any real property, equipment and buildings held under lease by the Company’s Significant Subsidiaries (as defined below) are held by them under valid, subsisting and enforceable leases with such exceptions which would not reasonably be expected to have a Material Adverse Effect and do not interfere with the use made and proposed to be made of such property, equipment and buildings by them.

(l) Good Standing of the Company. The Company has been continued and is validly existing as a corporation in good standing under the laws of Canada, with power and authority (corporate and other) to own its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect.

(m) Good Standing of Subsidiaries of the Company. Each of the Company’s subsidiaries has been duly incorporated or duly formed, as the case may be, and is validly existing as a corporation, a limited liability company or limited partnership, as the case may be, in good standing under the laws of its jurisdiction of incorporation or formation, as the case may be, and has been duly qualified for the transaction of business and is in good standing (where applicable) under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect.

(n) Class A Shares. The outstanding Class A Shares, including the Shares, and any other outstanding shares of capital stock of the Company, have been duly authorized and validly issued, and are fully paid and non-assessable; and the Shares will not be subject to any first refusal or similar right. All of the issued shares of capital stock of each subsidiary of the Company (except as otherwise set forth in the Registration Statement, the General Disclosure Package and the Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims other than such liens, encumbrances and claims which would not reasonably be expected to have a Material Adverse Effect or liens, encumbrances, equities or claims granted under the amended and restated credit agreement by and among the Parent, the Borrower, the Lenders, the Administrative Agent, the Sole Lead Arranger, the Sole Book Runner and each of the subsidiaries of the Company that are signatory thereto (each term as defined in such credit agreement), dated as of March 20, 2013, as amended or replaced from time to time. The description of the Class A Shares included in the Registration Statement, the General Disclosure Package and the Prospectus is now, and at the Closing Date will be, complete and accurate in all material respects. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, the Company does not have outstanding, and at the Closing Date will not have outstanding, any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any shares of capital stock of the Company or any such warrants, convertible securities or obligations.

Upon the sale and delivery of the Shares pursuant to the terms of this Agreement, the Underwriter will acquire good and marketable title to the Shares, free and clear of any lien, charge, claim, encumbrance, pledge, security interest, defect or other restriction or equity of any kind whatsoever.

(o) Federal Reserve Regulations. None of the transactions contemplated by this Agreement and the Price Determination Agreement will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U, and X of the Board of Governors of the Federal Reserve System as the same is in effect at the Closing Date.

(p) No Price Stabilization or Manipulation. Prior to the date hereof, neither the Company nor any “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X, a “Significant Subsidiary”), nor any of their respective affiliates, has taken any action which is designed to or which has constituted or which would have been expected to cause or result in stabilization or manipulation of the price of any security of the Company or any Significant Subsidiary in connection with the offering of the Shares.

(q) Absence of Violations, Defaults and Conflicts. The sale and delivery of the Shares to the Underwriter and the compliance by the Company with all of the provisions of the Shares, this Agreement and the Price Determination Agreement, and the consummation of the transactions herein contemplated, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (i) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument (individually, a “Contract” and collectively, “Contracts”) to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in (ii) any violation of the provisions of the Certificate of Incorporation or bylaws of the Company or the constitutive documents of any Significant Subsidiary, or (iii) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except in the case of clause (i) or (iii) for any default, breach, violation or conflict which would not reasonably be expected to have a Material Adverse Effect, or would not have a material adverse effect on the performance by the Company and its subsidiaries of their obligations under this Agreement; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the sale and delivery of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except for (A) those that shall have been obtained or made prior to the Closing Date or (B) the registration under the Act and such filings as may be required under Rule 13h-1 of the Exchange Act and such other consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriter.

(r) Compliance with Contracts. Neither the Company nor any of its subsidiaries is in violation of (i) its Certificate of Incorporation, charter or bylaws or other equivalent constitutive documents or (ii) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except in the case of clause (ii) for any such defaults that would not reasonably be expected to have a Material Adverse Effect or would not have a material adverse effect on the performance by the Company and its subsidiaries of their obligations under this Agreement.

(s) Certain Disclosures. The statements set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Description of Our Capital Stock,” insofar as they purport to constitute a summary of the terms of the Shares, and the statements under the captions “Certain Canadian Income Tax Consequences” and “Certain United States Federal Income Tax Consequences to U.S. Holders” and in the Registration Statement under Item 15 thereof, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects.

(t) Absence of Proceedings. Other than as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would have a material adverse effect on the performance by the Company and its subsidiaries of their obligations under this Agreement; and, to the Company’s knowledge, no such proceedings are threatened by governmental authorities or others.

(u) Possession of Licenses and Permits. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, each of the Company and its subsidiaries possesses such licenses, certificates, authorizations, approvals, franchises, permits or other rights and all authorizations from all federal, state or other governmental entities or agencies which have, or may at any time have, jurisdiction over the activities of the Company and its subsidiaries or any successor to such authority, as are currently necessary (i) to own its property and conduct in all material respects the business now operated by it, (ii) for the Company to execute, deliver and perform this Agreement and (iii) to consummate the transactions contemplated hereby; except as described in the Registration Statement, the General Disclosure Package and the Prospectus and except for the failure to have any such permits or authorizations which would not reasonably be expected to have a Material Adverse Effect, neither the Company nor any of its subsidiaries has received any notice of proceedings or has knowledge that any proceedings are pending or threatened, relating to the revocation or modification of any such license, certificate, authorization, approval, franchise, permit or other right which would reasonably be expected to have a Material Adverse Effect, or would have a material adverse effect on the performance by the Company and its subsidiaries of their obligations under this Agreement.

(v) Intellectual Property. The Company and its subsidiaries own, or have valid, binding and enforceable licenses or other rights to use, free and clear of all liens, charges, claims, encumbrances, pledges, security interests, defects and other like restrictions, all Intellectual Property (as defined below) necessary to conduct the business of the Company and its subsidiaries in the manner presently conducted, without any conflict with the rights of others, except for any liens, charges or other restrictions which would not reasonably be expected to have a Material Adverse Effect; “Intellectual Property” means all patents, patent applications, trademarks, trademark applications, trade names, service marks, service names, copyrights, trade secrets, know how (including all unpatented or unpatentable proprietary or confidential information, systems or procedures), technology, inventions, designs, processes, methods, technical data and information or other intangible intellectual property asset or other proprietary intellectual property.

(w) Taxes. All income tax returns of the Company and its subsidiaries required by law to be filed have been filed, and all taxes shown on such returns or otherwise assessed which are due and payable have been paid, except tax assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided, and except insofar as the failure to file such returns or pay such taxes would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and the charges, accruals and reserves on the books of the Company and its subsidiaries in respect of any income, sales and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional tax for any years not finally determined, except to the extent that any inadequacy would not reasonably be expected to have a Material Adverse Effect on the Company and its subsidiaries taken as a whole.

(x) Reporting Issuer. The Company is subject to and in compliance with the requirements of Section 13 or 15(d) of the Exchange Act; and the Company is a reporting issuer not in default for purposes of the Securities Act (Ontario), the Securities Act (Quebec) and the corresponding provisions of the other Canadian securities laws in Canadian jurisdictions that recognize the concept of reporting issuer status.

(y) Investment Company Act. The Company is not, and after giving effect to the offering and sale of the Shares as contemplated by the Registration Statement, the General Disclosure Package and the Prospectus will not be, an “investment company,” as such term is defined in the U.S. Investment Company Act of 1940, as amended (the “Investment Company Act”).

(z) Controls and Procedures.

(i) Internal Control Over Financial Reporting and Internal Accounting Controls. The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company’s internal control over financial reporting as of December 31, 2013, the last date as of which such control was evaluated, was effective, and the Company is not aware of any material weaknesses in its internal control over financial reporting as of the date hereof.

(ii) No Material Weakness in Internal Controls. Since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement and the General Disclosure Package, there has been (A) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (B) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(iii) Disclosure Controls and Procedures. The Company and its subsidiaries maintain a system of “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; the Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as of the end of the Company’s last completed fiscal quarter; and, as of such date, such disclosure controls and procedures were effective.

(aa) Sarbanes-Oxley. There is and has been no material failure on the part of the Company, any of the Company’s subsidiaries or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(bb) Independent Accountant. BDO USA, LLP (the “Accountant”), which has audited certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm, as required by the Act and the rules and regulations of the Commission thereunder.

(cc) Financial Statements; Non-GAAP Financial Measures. The financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statements of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in all material respects in accordance with GAAP the information required to be stated therein. All disclosures incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act, to the extent applicable.

(dd) XBRL. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly present the information called for in all material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(ee) No Unlawful Payments. None of the Company, its subsidiaries, its affiliates, any director, officer or employee of the foregoing, nor, to the Company’s knowledge, any agent or representative of the Company, its subsidiaries or its affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company, its subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(ff) Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA PATRIOT Act”), and the applicable anti-money laundering statutes of jurisdictions in which the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(gg) No Conflicts with Sanctions Laws. (i) Neither the Company nor any of its subsidiaries (collectively, the “Entity”) is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is, (A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), nor (B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria); and (ii) the Entity represents and covenants that it has not knowingly engaged in, is not now knowingly engaged in, and will not knowingly engage prior to the completion of the offering in, any dealings or transactions with any Person, or in any country or territory, in violation of Sanctions.

(hh) Books and Records. The minute books and corporate records of the Company and its subsidiaries that have been made available to counsel for the Underwriter in connection with diligence investigations for this offering are the original minute books and records of the Company and its subsidiaries, and contain copies of all proceedings of the shareholders, boards of directors and all committees of the boards of directors of the Company and such subsidiaries, and there have been no other meetings, resolutions or proceedings to the date hereof not reflected in such minute books and other corporate records.

(ii) Related Party Transactions. There are no business relationships or related party transactions involving the Company or any other person that are material to the Company or that are otherwise required to be described in the Preliminary Prospectus and the Prospectus that have not been described. Without limiting the generality of the immediately preceding sentence, no relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company on the other hand, that is material to the Company or that is otherwise required to be described in the Preliminary Prospectus and the Prospectus and that is not so described. Since inception, the Company has not, directly or indirectly, extended or maintained credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company.

(jj) Stock Exchange Listing. The Shares are duly listed on the NASDAQ National Market (the “NASDAQ”) (symbol: “MDCA”) and the Toronto Stock Exchange (symbol: “MDZ.A”).

4. Representations and Warranties of the Selling Shareholder. The Selling Shareholder represents and warrants to, and covenants with, the Underwriter as follows:

(a) Accurate Disclosure. Neither the General Disclosure Package, the Prospectus nor any amendment or supplement thereto includes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that such representations and warranties set forth in this Section 4(a) apply only to statements or omissions made in reliance upon and in conformity with information relating to the Selling Shareholder furnished in writing by the Selling Shareholder expressly for use in the Registration Statement, the General Disclosure Package, the Prospectus or any other Issuer Free Writing Prospectus, or any amendment or supplement thereto; the Selling Shareholder is not prompted to sell the Shares to be sold by it hereunder by any information concerning the Company or any of its subsidiaries which is not set forth in the General Disclosure Package or the Prospectus.

(b) Execution and Delivery of this Agreement and the Price Determination Agreement. Each of this Agreement and the Price Determination Agreement has been duly executed and delivered by or on behalf of the Selling Shareholder.

(c) Absence of Violations, Defaults and Conflicts. The execution and delivery of this Agreement and the Price Determination Agreement, the sale and delivery of the Shares to be sold by the Selling Shareholder, the consummation of the transactions contemplated herein and in the Price Determination Agreement, and compliance by the Selling Shareholder with its obligations hereunder and thereunder, do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Shares to be sold by the Selling Shareholder or any property or assets of the Selling Shareholder pursuant to any Contract to which the Selling Shareholder is a party or by which the Selling Shareholder may be bound, or to which any of the property or assets of the Selling Shareholder is subject, nor will such action result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Selling Shareholder or any of its properties, except which would not reasonably be expected to have a material adverse effect on the financial condition, business or results of operations of the Selling Shareholder.

(d) Valid Title; Right, Power and Authority. The Selling Shareholder at the Closing Date will have valid title to the Shares (or to a security entitlement in respect thereof) to be sold by it free and clear of all security interests, claims, liens, equities or other encumbrances, and the legal right, power and authority, to enter into this Agreement and the Price Determination Agreement, and to sell, transfer and deliver the Shares to be sold by the Selling Shareholder pursuant to this Agreement.

(e) Title to Shares. The Selling Shareholder has a security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to the Shares maintained in a securities account on the books of each intermediary through which the Selling Shareholder will, as of the Closing Date, hold the Shares free and clear of any action that may be asserted based on an adverse claim with respect to such security entitlement, and assuming that the Underwriter acquires its interest in the Shares without notice of any adverse claim (within the meaning of Section 8-105 of the UCC), upon the crediting of the Shares to the securities account of the Underwriter maintained with DTC and payment therefor by the Underwriter, as provided herein, the Underwriter will have acquired a security entitlement to the Shares, and no action based on any adverse claim may be asserted against the Underwriter with respect to such security entitlement.

(f) No Price Stabilization or Manipulation. Prior to the date hereof, the Selling Shareholder has not taken any action which is designed to or which has constituted or which would have been reasonably expected to cause or result in stabilization or manipulation of the price of the Shares.

(g) Absence of Further Requirements. No filing with, or consent, approval, authorization, order, registration, qualification or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency, domestic or foreign, is necessary or required for the performance by the Selling Shareholder of its obligations hereunder or under the Price Determination Agreement, or in connection with the sale, transfer and delivery of the Shares hereunder or the consummation of the transactions contemplated by this Agreement and the Price Determination Agreement, except such as have been already obtained or as may be required under the Act, the Exchange Act, the Rules and Regulations, the rules of NASDAQ, state securities laws (including “Blue Sky” laws) or the rules of FINRA.

(h) No Free Writing Prospectuses. Except as provided in Schedule II hereto, the Selling Shareholder has not prepared or used, and will not prepare or use, any “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) that would be required to be filed with the Commission.

5. Agreements of the Company and the Selling Shareholder. The Company and the Selling Shareholder agree with the Underwriter as follows:

(a) Amendments and Supplements to Registration Statement. The Company shall not, either prior to any effective date or thereafter during such period as the Prospectus is required by law to be delivered (whether physically or through compliance with Rule 172 of the Rules and Regulations or any similar rule) (the “Prospectus Delivery Period”) in connection with sales of the Shares by an underwriter or dealer, amend or supplement the Registration Statement, the General Disclosure Package or the Prospectus, unless a copy of such amendment or supplement thereof shall first have been submitted to the Underwriter within a reasonable period of time prior to the filing or, if no filing is required, the use thereof, and the Underwriter shall not have objected thereto in good faith.

(b) Amendments and Supplements to the Registration Statement, the General Disclosure Package and the Prospectus, and Other Act Matters. If, during the Prospectus Delivery Period, any event or development shall occur or condition exist as a result of which the General Disclosure Package or the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing or under which they were made, as the case may be, not misleading, or if it shall be necessary to amend or supplement the General Disclosure Package or the Prospectus, or to file under the Exchange Act any document incorporated by reference in the General Disclosure Package or the Prospectus, in order to make the statements therein, in the light of the circumstances then prevailing or under which they were made, as the case may be, not misleading, or if in the opinion of the Underwriter it is otherwise necessary to amend or supplement the Registration Statement, the General Disclosure Package or the Prospectus, to file under the Exchange Act any document incorporated by reference in the General Disclosure Package or the Prospectus, or to file a new registration statement containing the Prospectus, in order to comply with law, including in connection with the delivery of the Prospectus, the Company agrees to (i) promptly notify the Underwriter of any such event or condition and (ii) promptly prepare (subject to Section 5(a) and 5(g) hereof), file with the Commission (and use its reasonable best efforts to have any amendment to the Registration Statement or any new registration statement to be declared effective) and furnish at its own expense to the Underwriter and to dealers, amendments or supplements to the Registration Statement, the General Disclosure Package or the Prospectus, or any new registration statement, necessary in order to make the statements in the General Disclosure Package or the Prospectus as so amended or supplemented, in the light of the circumstances then prevailing or under which they were made, as the case may be, not misleading or so that the Registration Statement, the General Disclosure Package or the Prospectus, as amended or supplemented, will comply with law. The Company will effect all filings required under Rule 424(b) under the Rules and Regulations, in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment. The Company shall pay the required Commission filing fees relating to the Shares within the time required by Rule 456(b)(1)(i) under the Rules and Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Rules and Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b)).

(c) Notifications to the Underwriter. The Registration Statement was effective upon its filing with the Commission. The Company shall notify the Underwriter promptly: (i) when any post-effective amendment to the Registration Statement has become effective, (ii) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (iii) of the commencement by the Commission or by any state securities commission of any proceedings for the suspension of the qualification of any of the Shares for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose, including, without limitation, the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or the threat thereof, (iv) of the happening of any event during the period mentioned in the fourth sentence of Section 5(f) hereof that in the judgment of the Company makes any statement made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances in which they are made, not misleading, and (v) of receipt by the Company or any representative of the Company of any other communication from the Commission relating to the Company, the Registration Statement, any preliminary prospectus or the Prospectus. If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement, the Company shall use its reasonable best efforts to obtain the withdrawal of such order at the earliest possible moment. The Company shall comply with the provisions of and make all requisite filings with the Commission pursuant to Rules 424(b), 430A, 430B, 430C or 462(b) of the Rules and Regulations and to notify the Underwriter promptly of all such filings.

(d) Undertakings. The Company shall comply with all the provisions of any undertakings contained and required to be contained in the Registration Statement.

(e) Preliminary Prospectus(es). The Company will deliver to the Underwriter, without charge, as many copies of each preliminary prospectus as the Underwriter reasonably requests, and the Company hereby consents to the use of such copies for purposes permitted by the Act.

(f) Prospectus. The Company shall prepare the Prospectus in a form approved by the Underwriter and shall file such Prospectus pursuant to Rule 424(b) under the Rules and Regulations with a filing date not later than the second business day following the execution and delivery of this Agreement. Promptly after the effective date of the Registration Statement, and thereafter from time to time, the Company shall deliver to the Underwriter, without charge, as many copies of the Prospectus and any amendment or supplement thereto as the Underwriter may reasonably request. The Company consents to the use of the Prospectus and any amendment or supplement thereto by the Underwriter and by all dealers to whom the Shares may be sold, both in connection with the offering or sale of the Shares and for any period of time thereafter during which the Prospectus is required by law to be delivered in connection therewith (whether physically or through compliance with Rule 172 of the Rules and Regulations or any similar rule). If during such period of time any event shall occur that in the judgment of the Company or counsel to the Underwriter should be set forth in the Prospectus in order to make any statement therein, in the light of the circumstances under which it was made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with law, the Company shall forthwith prepare and duly file with the Commission an appropriate supplement or amendment thereto, and shall deliver to the Underwriter, without charge, such number of copies thereof as the Underwriter may reasonably request. The copies of the Prospectus and each amendment thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. The Company shall not file any document under the Exchange Act before the termination of the offering of the Shares by the Underwriter if such document would be deemed to be incorporated by reference into the Prospectus unless a copy thereof shall first have been submitted to the Underwriter within a reasonable period of time prior to the filing thereof and the Underwriter shall not have objected thereto in good faith.

(g) Permitted Free Writing Prospectuses. Each of the Company and the Selling Shareholder represents and agrees that it has not made and, unless it obtains the prior consent of the Underwriter, will not make, any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 of the Rules and Regulations, required to be filed or retained by the Company under Rule 433 of the Rules and Regulations; provided that the prior written consent of the Underwriter hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectuses included in Schedule III hereto. Any such free writing prospectus consented to by the Underwriter is herein referred to as a “Permitted Free Writing Prospectus.” Each of the Company and the Selling Shareholder agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(h) Compliance with Blue Sky Laws. Prior to any public offering of the Shares by the Underwriter, the Company shall cooperate with the Underwriter and counsel to the Underwriter in connection with the registration or qualification (or the obtaining of exemptions from the application thereof) of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriter may request, including jurisdictions outside the United States; provided, however, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject.

(i) Limitation on Canadian Sales. The Company, the Selling Shareholder and the Underwriter hereby acknowledge that the Shares have not been qualified for distribution to the public in any jurisdiction of Canada. The Underwriter will not, directly or indirectly, offer, sell, agree to offer or sell, solicit offers to purchase or sell, deliver, or otherwise dispose of any of the Shares purchased by it in any jurisdiction of Canada or to residents of Canada, and any selling agreement or similar agreement with respect to the Shares will require each dealer or other party thereto to make an agreement to the same effect.

(j) Availability of Earnings Statements. The Company shall make generally available to holders of its securities as soon as may be practicable but in no event later than the last day of the fifteenth full calendar month following the calendar quarter in which the most recent effective date occurs in accordance with Rule 158 of the Rules and Regulations, an earnings statement (which need not be audited but shall be in reasonable detail) for a period of 12 months ended commencing after the effective date, and satisfying the provisions of Section 11(a) of the Act (including Rule 158 of the Rules and Regulations).

(k) Payment of Expenses. The Company and the Selling Shareholder, jointly and severally, will pay or cause to be paid, or reimburse if paid by the Underwriter, all costs and expenses incident to the performance of the obligations of the Company and the Selling Shareholder under this Agreement, including but not limited to (i) the costs incident to the sale, preparation and delivery of the Shares and any stamp duties or other taxes payable in connection therewith, (ii) the costs incident to the preparation, printing and filing under the Act of the Registration Statement and exhibits to it, any preliminary prospectus, each Permitted Free Writing Prospectus, the Prospectus, and any amendment or supplement to the Registration Statement or the Prospectus, and the distribution thereof, (iii) the costs of preparing, printing and delivering certificates representing the Shares, (iv) the costs of producing and delivering this Agreement, the Price Determination Agreement and any other related documents in connection with the offering, purchase, sale and delivery of the Shares, (v) the costs of furnishing (including costs of shipping, mailing and courier) such copies of the Registration Statement, the Prospectus, any preliminary prospectus and any Permitted Free Writing Prospectus, and all amendments and supplements thereto, as may be requested for use in connection with the offering and sale of the Shares by the Underwriter or by dealers to whom Shares may be sold, (vi) the costs, fees and expenses of listing the Shares on the NASDAQ and the Toronto Stock Exchange, (vii) the filing fees incident to, and the fees and disbursements of counsel to the Underwriter in connection with, the review by FINRA of the terms of the sale of the Shares, (viii) the fees and expenses incident to the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions designated pursuant to Section 5(h) hereof, including the fees, disbursements and other charges of counsel to the Underwriter in connection therewith, and, if requested by the Underwriter, the preparation and printing of preliminary, supplemental and final Blue Sky memoranda, (ix) the fees and expenses of counsel to the Company and the Selling Shareholder, (x) the costs and charges of DTC and the transfer agent for the Shares, (xi) the fees and expenses of the Company’s independent auditors, (xii) the costs and expenses of the Company and the Selling Shareholder relating to investor presentations on any “road show” undertaken in connection with the marketing of the Shares, including, without limitation, all costs and expenses associated with any electronic road show, travel and lodging expenses of the officers, employees, agents and other representatives of the Company and the Selling Shareholder (but not officers, employees, agents or other representatives of the Underwriter) and fifty percent (50%) of the cost of any aircraft and other transportation chartered in connection with the road show, and (xiii) all fees, costs and expenses for consultants used by the Company and the Selling Shareholder in connection with the offering.

(l) Reimbursement of Expenses upon Termination of Agreement. If this Agreement shall be terminated by the Company or the Selling Shareholder pursuant to any of the provisions hereof or if for any reason the Company or the Selling Shareholder shall be unable to perform its obligations or to fulfill any conditions hereunder or if the Underwriter shall terminate this Agreement pursuant to Sections 8(a) or 8(e), the Company or the Selling Shareholder, as the case may be, shall reimburse the Underwriter for all out-of-pocket expenses (including the fees, disbursements and other charges of counsel to the Underwriter) reasonably incurred by them in connection herewith.

(m) No Stabilization or Manipulation. Neither the Company, the Selling Shareholder nor any of their respective affiliates shall at any time, take any action which is designed to or which constitutes or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company or any Significant Subsidiary to facilitate the sale or resale of the Shares.

(n) Lock-Up Agreements of Company, Selling Shareholder, Directors and Management. Neither the Company nor the Selling Shareholder shall, and the Company shall cause each person listed on Schedule IV hereto to enter into agreements with the Underwriter in the form set forth in Exhibit B hereto, to the effect that they shall not, for a period of 90 days after the date of the Prospectus (the “Lock-Up Period”), without the prior written consent of the Underwriter (which consent may be withheld in its sole discretion), (1) sell, offer to sell, pledge, contract to sell, purchase any option to sell, grant any option to purchase, lend, or otherwise dispose of any Class A Shares or any securities convertible into or exercisable or exchangeable for Class A Shares or warrants or other rights to acquire Class A Shares of which they are now, or may in the future become, the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act), or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Class A Shares or such other convertible, exercisable or exchangeable securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Class A Shares or other securities, in cash or otherwise; provided, however, that the foregoing restriction shall not apply (x) with respect to the Company, to: (A) the issuance or the withholding by the Company of Class A Shares upon the exercise of an option, stock-settled stock appreciation right or warrant or upon the conversion or exchange of convertible or exchangeable securities, including, without limitation, restricted stock units, in each case outstanding on the date of the Prospectus; (B) the issuance of Class A Shares, grants of options to purchase Class A Shares or grants of restricted stock units or stock appreciation rights convertible into Class A Shares, in each case under the Company’s stock incentive plans described or incorporated by reference in the Prospectus; (C) the issuance of Class A Shares in connection with the acquisition of another company (provided that the aggregate market value of such securities may not exceed 5% of the market capitalization of the Company as of the date hereof and the recipients of such Class A Shares agree to be bound by the restrictions contained in this paragraph for 90 days after the date of the Prospectus); or (D) the filing of a registration statement in respect of the Class A Shares within 90 days from the date of the Prospectus (provided that the Company obtains the Underwriter’s prior written consent (other than a registration statement on Form S-8 with respect to the Company’s 401(k) plans or stock incentive plan)), and (y) with respect to the Selling Shareholder, to: (A) the Shares to be sold by the Selling Shareholder hereunder and the exercise of employee stock options, stock-settled stock appreciation rights or restricted stock units to obtain the Shares to be sold hereunder; (B) the filing of a registration statement in respect of the Class A Shares within 90 days from the date of the Prospectus (provided that the Selling Shareholder obtains the prior written consent of the Underwriter); (C) transactions relating to Class A Shares or other securities acquired in open market transactions after the completion of this offering; (D) transfers of Class A Shares or any security convertible, exchangeable for or exercisable into Class A Shares as a bona fide gift or gifts or as a result of the operation of law or testate or intestate succession (provided that (i) the transferee agrees to be bound by the same terms as the transferor under this Section 5(n) and (ii) no filing shall be required to be made with the Commission during the 90-day period from the date of the Prospectus); (E) transfers to a trust, partnership, limited liability company or other entity, the beneficial interests of which are held by the transferor (provided that (i) the transferee agrees to be bound by the same terms as the transferor under this Section 5(n) and (ii) no filing shall be required to be made with the Commission during the 90-day period from the date of the Prospectus); (F) transfers of Class A Shares pursuant to a cashless exercise of stock options to cover payment of the exercise price and/or tax withholding payments due upon exercise; (G) sales or transfers of Class A Shares or securities convertible into or exchangeable for Class A Shares pursuant to a sales plan entered into prior to the date of the Prospectus pursuant to Rule 10b5-1 under the Exchange Act; (H) the entry into an agreement for the sale or transfer of Class A Shares or securities convertible into or exchangeable for Class A Shares after the date of the Prospectus pursuant to Rule 10b5-1 under the Exchange Act (provided that no sales or transfers will occur prior to the date that is 90 days after the date of the Prospectus); (I) sales or transfers of Class A Shares held through the Company’s 401(k) plans; or (J) for the avoidance of doubt, pledges of Class A Shares existing as of the date of the agreement of the Selling Shareholder with the Underwriter in the form set forth in Exhibit B hereto.

(o) Lock-Up Releases. If the Underwriter, in its sole discretion, agrees to release or waive the restrictions set forth in a lock-up letter described in Section 5(n) hereof for an officer or director of the Company and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit F hereto through a major news service at least two business days before the effective date of such release or waiver, unless the Company’s counsel (including internal counsel) determines in its sole discretion, that such an announcement would be imprudent, in which case such announcement shall be made as promptly as practicable thereafter.

6. Conditions of the Obligations of the Underwriter. In addition to the execution and delivery of the Price Determination Agreement, the obligations of each Underwriter hereunder are subject to the following conditions:

(a) Post-Effective Amendments and Prospectus Filings. All filings made pursuant to Rules 424, 430A, 430B or 430C of the Rules and Regulations, as applicable, shall have been made or will be made prior to the Closing Date in accordance with all such applicable rules.

(b) No Stop Orders, Requests for Information and No Amendments. (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall be pending or, to the knowledge of the Company, threatened by the Commission, (ii) no order suspending the qualification or registration of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect, and no proceeding for such purpose shall be pending before or threatened by the authorities of any such jurisdiction, (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities and (iv) after the date hereof no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to the Underwriter, and the Underwriter did not reasonably object thereto in good faith, and the Underwriter shall have received certificates, dated the Closing Date and, if applicable, the Option Closing Date and signed by the Chief Executive Officer or the Chairman of the Board of Directors and the Chief Financial Officer of the Company (who may, as to proceedings threatened, rely upon their information and belief without additional inquiries), to the effect of clauses (i), (ii) and (iii).

(c) No Material Adverse Changes. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as set forth in the General Disclosure Package and the Prospectus (i) there shall not have been a Material Adverse Change, (ii) the Company shall not have incurred any material liabilities or obligations, direct or contingent, (iii) the Company shall not have entered into any material transactions not in the ordinary course of business other than pursuant to this Agreement and the transactions referred to herein, (iv) the Company shall not have issued any securities (other than the Shares) or declared or paid any dividend or made any distribution in respect of its capital stock of any class or debt (long-term or short-term), and (v) no material amount of the assets of the Company shall have been pledged, mortgaged or otherwise encumbered.

(d) No Actions, Suits or Proceedings. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, there shall have been no actions, suits or proceedings instituted, or to the Company’s knowledge, threatened against or affecting, the Company or any of its officers in their capacity as such, before or by any Federal, state or local court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign.

(e) All Representations True and Correct and All Conditions Fulfilled. Each of the representations and warranties of the Company and the Selling Shareholder contained herein shall be true and correct at the Closing Date as if made at the Closing Date and, with respect to the Option Shares, if applicable, at the Option Closing Date as if made at the Option Closing Date, and all covenants and agreements contained herein to be performed by the Company and the Selling Shareholder, and all conditions contained herein to be fulfilled or complied with by the Company and the Selling Shareholder at or prior to the Closing Date and, with respect to the Option Shares, if applicable, at or prior to the Option Closing Date, shall have been duly performed, fulfilled or complied with.

(f) Opinions of Counsel to the Company and the Selling Shareholder. The Underwriter shall have received the opinions and letters, each dated the Closing Date, reasonably satisfactory in form and substance to counsel for the Underwriter, from Mitchell Gendel, Esq., General Counsel of the Company, substantially in the form attached hereto as Exhibit C, from Stikeman Elliott LLP, special Canadian counsel to the Company and the Selling Shareholder, substantially in the form attached hereto as Exhibit D, and from Simpson Thacher & Bartlett LLP, special U.S. counsel to the Company and the Selling Shareholder, substantially in the form attached hereto as Exhibit E.

(g) Opinion of Counsel to the Underwriter. The Underwriter shall have received an opinion, dated the Closing Date, from Cleary Gottlieb Steen & Hamilton LLP, counsel to the Underwriter, with respect to the Registration Statement, the Prospectus and this Agreement, which opinion shall be reasonably satisfactory in all respects to the Underwriter.

(h) Accountants’ Comfort Letter. On the date of the Prospectus, the Underwriter shall have received from the Accountant a letter dated the date of its delivery, addressed to the Underwriter, in form and substance reasonably satisfactory to the Underwriter, containing statements and information of the type ordinarily included in accountant’s “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement and the Prospectus. At the Closing Date and, as to the Option Shares, if applicable, the Option Closing Date, the Underwriter shall have received from the Accountant a letter dated such date, in form and substance reasonably satisfactory to the Underwriter, to the effect that the Accountant reaffirms the statements made in the letter furnished by it pursuant to the preceding sentence and has conducted additional procedures with respect to certain financial figures included in the Prospectus, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date.

(i) Officers’ Certificates. At the Closing Date and, as to the Option Shares, if applicable, the Option Closing Date, there shall be furnished to the Underwriter:

(i) a certificate, dated the date of its delivery, signed by each of the Chief Executive Officer and the Chief Financial Officer of the Company, in form and substance satisfactory to the Underwriter, to the effect that:

(1) each signer of such certificate has carefully examined the Registration Statement and the Prospectus;

(2) there has not been a Material Adverse Change;

(3) each of the representations and warranties of the Company contained in this Agreement are, at the time such certificate is delivered, true and correct; and

(4) each of the covenants required herein to be performed by the Company on or prior to the date of such certificate has been duly, timely and fully performed and each condition herein required to be complied with by the Company on or prior to the delivery of such certificate has been duly, timely and fully complied with; and

(ii) a certificate, dated the date of its delivery, signed by the Selling Shareholder, in form and substance satisfactory to the Underwriter, to the effect that:

(1) the signer of such certificate has carefully examined the Registration Statement and the Prospectus;

(2) each of the representations and warranties of the Selling Shareholder contained in this Agreement are, at the time such certificate is delivered, true and correct; and

(3) each of the covenants required herein to be performed by the Selling Shareholder on or prior to the date of such certificate has been duly, timely and fully performed, and each condition herein required to be complied with by the Selling Shareholder on or prior to the delivery of such certificate has been duly, timely and fully complied with.

(j) Lock-Up Agreements. On or prior to the date of this Agreement, the Underwriter shall have received the executed “lock-up” agreements referred to in Section 5(n).

(k) Compliance with Blue Sky Laws. The Shares shall be qualified for sale in such states and jurisdictions as the Underwriter may reasonably request, including jurisdictions outside the United States, and each such qualification shall be in effect and not subject to any stop order or other proceeding on the Closing Date and the Option Closing Date, if applicable.

(l) Stock Exchange Listing. The Shares shall be duly listed on the NASDAQ and the Toronto Stock Exchange.

(m) Company and Selling Shareholder Certificates. The Company and the Selling Shareholder shall have furnished to the Underwriter such certificates, in addition to those specifically mentioned herein, as the Underwriter may have reasonably requested as to the accuracy and completeness at the Closing Date and the Option Closing Date, if applicable, of any statement in the Registration Statement or the Prospectus as to the accuracy at the Closing Date and the Option Closing Date, if applicable, of the representations and warranties of the Company and the Selling Shareholder herein, as to the performance by the Company and the Selling Shareholder of its respective obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of the Underwriter.

7. Indemnification.

(a) Indemnification of the Underwriter by the Company. The Company will indemnify and hold harmless the Underwriter against any losses, claims, damages or liabilities, joint or several, to which the Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement to any of the foregoing), including any information deemed to be a part thereof pursuant to Rules 430A, 430B or 430C, as applicable, including all documents incorporated therein by reference, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse the Underwriter for any legal or other expenses reasonably incurred by the Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement to any of the foregoing), in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein, it being understood and agreed that the only such information furnished by or on behalf of the Underwriter consists of the information described as such in Section 3(c) hereof.

(b) Indemnification of the Underwriter by the Selling Shareholder. The Selling Shareholder will indemnify and hold harmless the Underwriter against any losses, claims, damages or liabilities, joint or several, to which the Underwriter may become subject, to the same extent as the foregoing indemnity from the Company to the Underwriter, but only insofar as losses, claims, damages or liabilities arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to the Selling Shareholder furnished in writing to the Company by the Selling Shareholder expressly for use in the Registration Statement, any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement to any of the foregoing).

(c) Indemnification of the Company and the Selling Shareholder by the Underwriter. The Underwriter will indemnify and hold harmless the Company and the Selling Shareholder to the same extent as the foregoing indemnities from the Company and the Selling Shareholder to the Underwriter, but only insofar as losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based on any untrue statement or omission or alleged untrue statement or alleged omission to state a material fact or necessary in order to make the statements, in light of the circumstances under which they were made, not misleading or omission, in each case, made in reliance on and in conformity with information relating to the Underwriter furnished in writing to the Company by the Underwriter expressly for use in the Registration Statement, any preliminary prospectus, any Issuer Free Writing Prospectus listed on Schedule II hereto or the Prospectus (or any amendment or supplement to any of the foregoing), it being understood and agreed that the only such information furnished by or on behalf of the Underwriter consists of the information described as such in Section 3(c) hereof.

(d) Indemnification Procedures. Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under such subsection, notify such indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel, and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if: (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (x) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (y) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e) Contribution. If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholder on the one hand and the Underwriter on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Shareholder on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholder on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Selling Shareholder, as set forth in the Prospectus, bear to the total underwriting discounts and commissions received by the Underwriter therefrom. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Shareholder on the one hand or the Underwriter on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Shareholder and the Underwriter agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to investors were offered to investors exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

(f) Survival. The obligations of the Company and the Selling Shareholder under this Section 7 shall be in addition to any liability which the Company or the Selling Shareholder may otherwise have and shall extend, upon the same terms and conditions, to any affiliate of the Underwriter and each person, if any, who controls the Underwriter or any such affiliate within the meaning of the Act; and the obligations of the Underwriter under this Section 7 shall be in addition to any liability which the Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company or the Selling Shareholder and to each person, if any, who controls the Company within the meaning of the Act.

8. Termination. The obligations of the Underwriter under this Agreement may be terminated at any time prior to the Closing Date (or, with respect to the Option Shares, on or prior to the Option Closing Date), by notice to the Company and the Selling Shareholder from the Underwriter, without liability on the part of the Underwriter to the Company or the Selling Shareholder, if, prior to delivery and payment for the Firm Shares (or the Option Shares, as the case may be), in the sole judgment of the Underwriter, any of the following shall occur:

(a) trading or quotation in any of the equity securities of the Company shall have been suspended or limited by the Commission or by an exchange or otherwise;

(b) trading in securities generally on the New York Stock Exchange, the NASDAQ Global Market or the NASDAQ Global Select Market shall have been suspended or limited or minimum or maximum prices shall have been generally established on such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by such exchange or by order of the Commission or any court or other governmental authority;

(c) a general banking moratorium shall have been declared by any of Federal, New York or Canadian authorities;

(d) the United States shall have become engaged in new hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), or any other calamity or crisis shall have occurred, the effect of any of which is such as to make it impracticable or inadvisable to market the Shares on the terms and in the manner contemplated by the Prospectus; or

(e) if the Company shall have sustained a loss material or substantial to the Company by reason of flood, fire, accident, hurricane, earthquake, theft, sabotage, or other calamity or malicious act, whether or not such loss shall have been insured, the effect of any of which is such as to make it impracticable or inadvisable to market the Shares on the terms and in the manner contemplated by the Prospectus.

9. Miscellaneous.

(a) Notices. Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed, hand delivered or telecopied (a) if to the Company, at the address of the Company set forth in the Registration Statement, Attention: General Counsel, (b) if to the Selling Shareholder, at 745 Fifth Avenue, 19th Floor, New York, NY 10151, Attention: Mitchell Gendel, or (c) if to the Underwriter, at BMO Capital Markets Corp., 3 Times Square, New York, New York 10036, Attention: Legal Department (Fax: (212) 702-1205). Any such notice shall be effective only upon receipt. Any notice under Section 7 may be made by telecopy or telephone, but if so made shall be subsequently confirmed in writing.

(b) No Third-Party Beneficiaries. This Agreement has been and is made solely for the benefit of the Underwriter, the Company, the Selling Shareholder and the respective controlling persons, directors, officers and/or affiliates thereof referred to in Section 7(f), and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” as used in this Agreement shall not include a purchaser of Shares from the Underwriter in his, her or its capacity as such a purchaser, as such purchaser of Shares from the Underwriter.

(c) Survival of Representations and Warranties. All representations, warranties and agreements of the Company, the Selling Shareholder and the Underwriter contained herein or in certificates or other instruments delivered pursuant hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriter or any of the Underwriter’s controlling persons, the Company or the Selling Shareholder, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares hereunder.

(d) Disclaimer of Fiduciary Relationship. Each of the Company and the Selling Shareholder acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Selling Shareholder, on the one hand, and the Underwriter, on the other hand, (ii) in connection with the offering contemplated by this Agreement and the process leading to such transaction, the Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Selling Shareholder or of the Company, (iii) the Underwriter has not assumed any advisory or fiduciary responsibility in favor of the Company or the Selling Shareholder with respect to the offering of the Shares contemplated by this Agreement or the process leading thereto (irrespective of whether the Underwriter has advised or is currently advising the Company or the Selling Shareholder on other matters) or any other obligation to the Company or the Selling Shareholder with respect to the offering of the Shares contemplated by this Agreement except the obligations expressly set forth in this Agreement, and (iv) each of the Company and the Selling Shareholder has consulted its own legal, tax and financial advisors to the extent it deemed appropriate. Each of the Company and the Selling Shareholder agrees that it will not claim that the Underwriter has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or the Selling Shareholder, in connection with such transaction or the process leading thereto.

(e) Governing Law. THIS AGREEMENT AND ANY MATTERS RELATED TO THIS TRANSACTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Each party hereto hereby irrevocably submits for purposes of any action arising from this Agreement brought by any other party hereto to the jurisdiction of the courts of New York State located in the Borough of Manhattan and the U.S. District Court for the Southern District of New York. This Agreement may be signed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

(f) Survival of Provisions Upon Invalidity of any Single Provision. In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(g) Waiver of Jury Trial. The Company, the Selling Shareholder and the Underwriter each hereby irrevocably waive any right they may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

(h) Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience and reference only and are not to be considered in construing this Agreement.

(i) Entire Agreement. This Agreement (including, for the avoidance of doubt, the Price Determination Agreement) embodies the entire agreement and understanding among the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. This Agreement may not be amended or otherwise modified or any provision hereof waived except by an instrument in writing signed by the Underwriter, the Selling Shareholder and the Company.

[Signature page follows]

Please confirm that the foregoing correctly sets forth the agreement among the Company, the Selling Shareholder and the Underwriter.

Very truly yours,

MDC Partners Inc.

By:	/s/ Mitchell Gendel
Name: Mitchell Gendel
Title: General Counsel & Corporate Secretary

Mr. Miles S. Nadal, as Selling Shareholder

By:	/s/ Miles S. Nadal
Name:	Miles S. Nadal
Title:	Chairman & Chief Executive Officer

[Signature Page—MDC Underwriting Agreement]

Confirmed as of the date first above mentioned:

BMO Capital Markets Corp.

By:	/s/ Michael Cippoletti
Name: Michael Cippoletti
Title: Managing Director

[Signature Page—MDC Underwriting Agreement]

Schedule I

SELLING SHAREHOLDER	Number of Firm Shares
Mr. Miles S. Nadal	3,500,000

S-I-1

Schedule II

ISSUER FREE WRITING PROSPECTUSES

None.

S-II-1

Schedule III

ISSUER GENERAL USE FREE WRITING PROSPECTUSES

None.

S-III-1

Schedule IV

PERSONS REQUIRED TO EXECUTE FORM ATTACHED HERETO AS EXHIBIT B

Miles S. Nadal

Scott Kauffman

Robert Kamerschen

Clare Copeland

Thomas N. Davidson

Michael J. Kirby

Irwin D. Simon

Stephen M. Pustil

David B. Doft

Michael Sabatino

Mitchell Gendel

S-IV-1

EXHIBIT A

MDC Partners Inc.

PRICE DETERMINATION AGREEMENT

May 13, 2014

BMO Capital Markets Corp.

3 Times Square

New York, New York 10036

Ladies and Gentlemen:

Reference is made to the Underwriting Agreement, dated May 13, 2014 (the “Underwriting Agreement”), among MDC Partners Inc., a corporation continued under the laws of Canada (the “Company”), the person listed on Schedule I to the Underwriting Agreement (the “Selling Shareholder”) and BMO Capital Markets Corp. (the “Underwriter”). The Underwriting Agreement provides for the purchase by Underwriter from the Selling Shareholder, subject to the terms and conditions set forth therein, of 3,500,000 Class A Subordinate Voting Shares (the “Firm Shares”) of the Company, no par value per share. This Agreement is the Price Determination Agreement referred to in the Underwriting Agreement.

Pursuant to Section 1 of the Underwriting Agreement, the undersigned agree with the Underwriter that the purchase price per share for the Firm Shares to be paid by the Underwriter shall be $_____.

Each of the Company and the Selling Shareholder represents and warrants to the Underwriter that its representations and warranties set forth in Sections 3 and 4, respectively, of the Underwriting Agreement are accurate as though expressly made at and as of the date hereof.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Each party hereto hereby irrevocably submits for purposes of any action arising from this Agreement brought by any other party hereto to the jurisdiction of the courts of New York State located in the Borough of Manhattan and the U.S. District Court for the Southern District of New York.

[Signature page follows]

A-1

If the foregoing is in accordance with your understanding of the agreement among the Company, the Selling Shareholder and the Underwriter, please sign and return to each of the Company and the Selling Shareholder a counterpart hereof, whereupon this instrument along with all counterparts and together with the Underwriting Agreement shall be a binding agreement among the Company, the Selling Shareholder and the Underwriter in accordance with its terms and the terms of the Underwriting Agreement.

Very truly yours,

MDC Partners Inc.

By:
Name:
Title:

Mr. Miles S. Nadal, as Selling Shareholder

By:
Name:
Title:

A-2

Confirmed as of the date first above mentioned:

BMO Capital Markets Corp.

By:
Name:
Title:

A-3

EXHIBIT B

[DATE]

BMO Capital Markets Corp.

3 Times Square

New York, New York 10036

Ladies and Gentlemen:

In consideration of the agreement of BMO Capital Markets Corp. (“BMOCM”) to underwrite a proposed public offering (the “Offering”) of Class A Subordinate Voting Shares, no par value per share (the “Class A Shares”), of MDC Partners Inc., a corporation continued under the laws of Canada (the “Company”), the undersigned hereby irrevocably agrees that the undersigned shall not, for a period (the “Lock-Up Period”) beginning on the date of this letter agreement and ending 90 days after the date of the final prospectus for the Offering (the “Prospectus”), without the prior written consent of BMOCM (which consent may be withheld in its sole discretion), (1) sell, offer to sell, pledge, contract to sell, purchase any option to sell, grant any option to purchase, lend, or otherwise dispose of any Class A Shares or any securities convertible into or exercisable or exchangeable for Class A Shares or warrants or other rights to acquire Class A Shares of which they are now, or may in the future become, the beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Class A Shares or such other convertible, exercisable or exchangeable securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Class A Shares or other securities, in cash or otherwise; provided, however, that the foregoing restriction shall not apply to:

(A) [the Shares to be sold by the Selling Shareholder (each as defined in the underwriting agreement relating to the Offering) in the Offering, and the exercise of employee stock options, stock-settled stock appreciation rights or restricted stock units to obtain the Shares to be sold in the Offering; (B) the filing of a registration statement in respect of the Class A Shares within 90 days from the date of the Prospectus (provided that the Selling Shareholder obtains the prior written consent of the Underwriter); (C)]1 transactions relating to Class A Shares or other securities acquired in open market transactions after the completion of the Offering; (D) transfers of Class A Shares or any security convertible, exchangeable for or exercisable into Class A Shares as a bona fide gift or gifts or as a result of the operation of law or testate or intestate succession (provided that (x) the transferee agrees to be bound by the same terms as the transferor under this letter and (y) no filing shall be required to be made with the Securities and Exchange Commission (the “Commission”) during the 90-day period from the date of the Prospectus); (E) transfers to a trust, partnership, limited liability company or other entity, the beneficial interests of which are held by the transferor (provided that (x) the transferee agrees to be bound by the same terms as the transferor under this letter and (y) no filing shall be required to be made with the Commission during the 90-day period from the date of the Prospectus); (F) transfers of Class A Shares pursuant to a cashless exercise of stock options to cover payment of the exercise price and/or tax withholding payments due upon exercise; (G) sales or transfers of Class A Shares or securities convertible into or exchangeable for Class A Shares pursuant to a sales plan entered into prior to the date of the Prospectus pursuant to Rule 10b5-1 under the Exchange Act; (H) the entry into an agreement for the sale or transfer of Class A Shares or securities convertible into or exchangeable for Class A Shares after the date of the Prospectus pursuant to Rule 10b5-1 under the Exchange Act (provided that no sales or transfers will occur prior to the date that is 90 days after the date of the Prospectus); (I) sales or transfers of Class A Shares held through the Company’s 401(k) plans[; or (J) for the avoidance of doubt, pledges of Class A Shares existing as of the date of this letter agreement]2.

1 Applicable to the Selling Shareholder.

2 Applicable to the Selling Shareholder.

B-1

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of Class A Shares or securities convertible into or exercisable or exchangeable for Class A Shares owned either of record or beneficially by the undersigned except in compliance with the foregoing restrictions.

If the undersigned is an officer or director of the Company, (A) BMOCM agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Class A Shares, BMOCM will notify the Company of the impending release or waiver, and (B) the Company will agree in the underwriting agreement relating to the Offering to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver unless the Company’s counsel (including internal counsel) determines, in its sole discretion, that such an announcement would be imprudent, in which case such announcement shall be made as promptly as practicable thereafter. Any release or waiver granted by BMOCM hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

With respect to the Offering only, the undersigned waives any registration rights relating to registration under the Securities Act of 1933, as amended, of any Class A Shares owned either of record or beneficially by the undersigned, including rights to receive notice of the Offering.

Very truly yours,

By:

Print Name:

B-2

EXHIBIT C

Form of Opinion of

General Counsel of the Company

C-1

EXHIBIT D

Form of Opinion of

Special Canadian Counsel to the Company and the Selling Shareholder

D-1

EXHIBIT E

Form of Opinion of

Special U.S. Counsel to the Company and the Selling Shareholder

E-1

EXHIBIT F

Form of Press Release

MDC Partners Inc.

[Date]

MDC Partners Inc. (the “Company”) announced today that BMO Capital Markets Corp., the underwriter in the Company’s recent public sale of Class A Subordinate Voting Shares of the Company, is [waiving][releasing] a lock-up restriction with respect to [___] shares of the Company’s common stock held by [certain officers or directors][an officer or director] of the Company. The [waiver][release] will take effect on [___], and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

F-1